CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-135389, 333-170881 and 333-170882) and Forms S-8 (Nos. 333-46680, 333-135388, 333-170883 and 333-172837) of GrafTech International Ltd. of our report dated February 26, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 26, 2013